EXHIBIT 10.2

THIS DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (TOGETHER, THE “SECURITIES”). HAVE NO T BEEN REGISTERED WITH THE U.S. SECURITIES EXCHANGE COMMISSION OT THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

NUMOBILE, INC.

8% CONVERTIBLE DEBENTURE

March 28, 2011	$100,000.00

This Debenture is issued by NUMOBILE, INC., a Nevada corporation (the “Company”), to Cove Partners, LLC (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01 Principal and Interest.   For value received on March 28, 2011,  the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds, the principal sum of $100,000.00 together with interest on the principal of this Debenture (the “Debenture”) at the per annum rate of 8% (calculated daily on the basis of a 365-day year and actual calendar days elapsed) from the date of this Debenture until September 28, 2011 (the “Maturity Date”).  At the Company’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on or before the Maturity Date or, (b) converted into shares of common stock of the Company in accordance with Section 1.02 herein.

Section 1.02 Optional Conversion. The Holder is entitled, at its, option to convert at any time and from time to time, until payment in full of this Debenture all or part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price equal to fifty percent (50%) of the lowest closing bid price for the preceding ten trading days prior to the Company receiving notice of conversion.  To convert this debenture, the Holder shall deliver written notice (the “Conversion Notice”) thereof, such Conversion Notice containing such information necessary including amount of conversion and number of shares, to the Company at its address set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  The Conversion Shares shall be delivered to the Holder at the address indicated herein.

Section 1.03  Reservation of Shares.  The Company shall use its best efforts, including soliciting its stockholders for requisite approval, to at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the full conversion of this Debenture.   If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, the Company shall call and hold a special meeting of shareholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.  The Company agrees that the issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Debenture or any securities issued pursuant to this Debenture.

Section 1.04  Interest Payments.  The interest payable under this Debenture will be paid at the Maturity Date or conversion to the individual or entity in whose name this Debenture is registered.  At such time as interest is payable, the Company, at its sole discretion, may elect to pay the accrued interest in cash or in the form of Common Stock.  If paid in Common Stock, the amount of stock to be issued shall be calculated in accordance with the formula and procedure set forth in Section 1.02.

Section 1.05   Right of Redemption.   The Company shall have the right to redeem, with thirty (30) business days advance notice to the Holder, any or all outstanding Debentures remaining at its sole discretion.  The redemption price shall be equal to 100% of the face amount of the Debenture redeemed plus all accrued interest.

ARTICLE II

Section 2.01  Amendments and Waiver of Default.   The Debenture may be amended with the consent of the Holder.  Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III

Section 3.01  Events of Default.   An Event of Default is defined as follows:  (a) failure of the Company to pay amounts due and owing hereunder within fifteen (15) days of the Maturity Date of this Debenture; (b) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency.  The Holder may not enforce the Debenture except as provided herein.

Section 3.02 Acceleration.  If an Event of Default occurs, then the outstanding principal of and all accrued interest on this Debenture shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived pursuant to Section 5.02 below.

ARTICLE IV

Section 4.01  Anti-Dilution.   In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionally decreased and, in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionally increased, effective at the close of business on the date of such subdivision, dividend or combination as the case might be.

ARTICLE V

Section 5.01 Loss, Etc., of Debenture.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Debenture if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Debenture of like date, tenor and denomination.

Section 5.02  Waiver.  The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Debenture.  If an action is brought for collection under this Debenture, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

Section 5.03 Notice.   All notices, requests, consents, and other communications under this Debenture shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

(a)	If to the Company, to: NuMobile, Inc. 2520 South Third Street Louisville, KY 40208

(b)	If to the Holder, to: Cove Partners, LLC 200 Broadhollow Road, Suite 207 Melville, NY 11747 Fax Number: (631) 824-9318

Any party may give any notice, request, consent or other communication under this Debenture using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

Section 5.04 Headings; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

Section 5.05  Successors and Assigns.  All of the covenants, stipulations, promises, and agreements in this Debenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 5.06   Governing Law.  This Debenture shall be governed by the laws of the State of Nevada, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

Section 5.07   Severability.   The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force effect.

Section 5.08   Counterparts.   This Debenture may b e executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute an instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, with the intent to legally bind hereby, the Company has caused its duly authorized officer to execute this Debenture as of the date first written above.

NUMOBILE, INC.

By:	/s/ James Tilton, Jr.
Name:	James Tilton, Jr.
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT

STATE OF	)
: ss.:
COUNTY OF	)

On the ___ day of __________ in the year 2010, before me personally came JAMES TILTON, JR., to me known, who, being by me duly sworn, did depose and say that he resides in _________________________; that he is the President of NUMOBILE, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

Notary Public